UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) – September 8, 2003

PHOTOGEN TECHNOLOGIES, INC.
(Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

140 Union Square Drive New Hope, Pennsylvania		18938
(Address of principal executive offices)		(Zip Code)

(215) 862-6860
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5.                                     OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Photogen Technologies, Inc. (the “Company”) received a Nasdaq Notice of Additional Deficiencies on September 8, 2003 indicating that the Company is no longer in compliance with the independent directors and audit committee composition requirements, as set forth in Marketplace Rule 4350(c) and 4350(d)(2), respectively.  The Staff Notification states that these additional issues will be considered at the scheduled hearing before a Nasdaq Listing Qualifications Panel to review the pending Staff Determination that the Company fails to comply with the requirements for continued listing.  The hearing is scheduled to take place on September 18, 2003.  Any delisting action is stayed pending the issuance of a written determination by a Nasdaq Listing Qualifications Panel after the hearing.  There can be no assurance the Panel will grant the Company’s request for continued listing.

The Company is no longer in compliance with the independent director and audit committee composition requirements as a result of vacancies created by the recent resignations of three board members and the change in the qualification of another director to serve on the audit committee as a result of the Company receiving certain bridge financing.  The Company is actively seeking to fill these vacancies with qualified individuals.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed by the undersigned hereunto duly authorized.

PHOTOGEN TECHNOLOGIES, INC.

By:	/s/ Brooks Boveroux
Brooks Boveroux, Chief Financial Officer

Dated: September 11, 2003